Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Plains All American Pipeline, L.P. of our report dated February 26, 2021 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Plains All American Pipeline, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
May 26, 2021